UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES
EXCHANGE ACT OF 1934

Primus Guaranty, Ltd.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	Not Required
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
Clarendon House 2 Church Street Hamilton HM 11, Bermuda
(Address of Principal Executive Offices) (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(c), please check the following box.	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates:	333-135108
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
7.000% Senior Notes due 2036	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Exchange Act:    (None)

Item 1.    Description of Registrant’s Securities to be Registered.

The description of the 7.000% Senior Notes due 2036 issued by Primus Guaranty, Ltd. (the ‘‘Company’’) to be registered hereby, set forth under the caption ‘‘Description of Debt Securities’’ on pages 4 through 11 of the Company’s Prospectus dated June 28, 2006 (Registration No. 333-135108), as supplemented by the information under the heading ‘‘Description of Senior Notes’’ on pages S-31 through S-35 of the Company’s Prospectus Supplement dated December 19, 2006, shall be deemed incorporated herein by reference.

Item 2.    Exhibits.

99(A) Prospectus Supplement dated December 19, 2006 and Prospectus dated June 28, 2006 (incorporated herein by reference to the Company’s filing pursuant to Rule 424(b)).

99(B) Form of 7.000% Senior Note due 2036 (included in Exhibit 99(D)).

99(C) Senior Indenture dated as of December 27, 2006 between the Company and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on December 27, 2006).

99(D) First Supplemental Indenture dated as of December 27, 2006 between the Company and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on December 27, 2006).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PRIMUS GUARANTY, LTD.
Date: December 27, 2006	By:	/s/Richard Claiden
Name: Richard Claiden
Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.		Exhibit
99(A	)	Prospectus Supplement dated December 19, 2006 and Prospectus dated June 28, 2006 (incorporated herein by reference to the Company’s filing pursuant to Rule 424(b)).
99(B	)	Form of 7.000% Senior Note due 2036 (included in Exhibit 99(D)).
99(C	)	Senior Indenture dated as of December 27, 2006 between the Company and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on December 27, 2006).
99(D	)	First Supplemental Indenture dated as of December 27, 2006 between the Company and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on December 27, 2006).